                                                                   EXHIBIT 10.26


     THIS DEBENTURE, AND THE PARTNERSHIP INTEREST INTO WHICH IT IS CONVERTIBLE, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.



                             AHN PARTNERS, L.P.
                      (a Delaware limited partnership)


               8% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2001

No. 1                                                             $5,000,000.00
January 17, 1997


     AHN PARTNERS, L.P., a limited partnership duly formed and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ACCESS HEALTH, INC., a Delaware corporation, or assigns, the principal sum of Five Million Dollars ($5,000,000.00) on December 31, 2001 and, subject to the provisions of Section 2, to pay interest thereon, from the date hereof, annually in arrears on April 15 in each year (each an "Interest Payment Date"), commencing April 15, 1997, at the rate of 8% per annum, until the principal hereof is paid. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Such payments (including premium, if any) shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts to the bank account of the Holder designated in writing by the Holder. Certain capitalized terms used in this Debenture without definition shall have the respective meanings accorded them in Section 1(d).
All references herein to Sections shall, unless otherwise stated, be to Sections of this Debenture.

      1.   General.
           -------
      2.

          1    This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 8% Convertible Subordinated Debentures due 2001 (herein called the "Debentures"), limited in aggregate principal amount to $5,000,000.

          2    The Debentures are direct and unsecured obligations of the
Company, subordinated as set forth in Section 7. There are no restrictions herein on other indebtedness or securities which may be incurred or issued by the Company.

          (c) The Company has reserved for issuance to the Holder upon the conversion of this Debenture a Post Recoupment Percentage Interest equal to 4%, as of the date of this Debenture (the "Reserved Post Recoupment Percentage Interest"). If and to the extent that at any time after the date of this Debenture the Company makes available additional Post Recoupment Percentage Interests in the Partnership such that the Post Recoupment Percentage Interests of the Partners are reduced as a consequence thereof, the Reserved Post Recoupment Percentage Interest of the Holder available upon conversion of this Debenture shall be proportionally reduced.

           (d) As used in the Debentures, the following terms shall have the following meanings:

               "Change in Control" shall mean an event upon the occurrence of which (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, any "person" who on December 1, 1996 was a partner of the Company or a manager or officer of the Company's general partner, or Entity which is owned, directly or indirectly, by the partners of the Company in substantially the same proportions as their ownership of Common Securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the then outstanding Common Securities of the Company, (ii) the Company approves a merger or consolidation of the Company with any other Entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving Entity outstanding immediately after such merger or consolidation, or (iii) the Company approves a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

               "Common Securities" shall mean the outstanding Partnership Interests (as defined in the Partnership Agreement) of the Company held by the Limited Partners of the Partnership from time to time; provided, that
                                                                 --------
      if and to the extent the Company shall convert or be converted into, shall merge or otherwise combine or consolidate with, a corporation and the terms of such transaction provide that no such Partnership Interests shall remain outstanding after such transaction, then all references to Common Securities shall be to the shares of such corporation which are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities.

               "Entity" shall mean any person other than a natural person, trust or estate, including, without limitation, corporations, partnerships, joint ventures, limited liability companies and unincorporated associations.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Holder" shall mean the holder of this Debenture.

               "Holder Redemption Date" shall mean the date which is 30 days after any of the Redemption Events described in Section 3(c).

               "Net Profits" shall have the meaning given it in the Partnership Agreement.

               "Partners" and "Limited Partners" shall have the respective meanings given them in the Partnership Agreement.

               "Partnership Agreement" shall mean the Company's Amended and Restated Partnership Agreement, dated as of April 3, 1996, as amended or amended and restated from time to time after the date hereof.

               "Post Recoupment Percentage Interest" shall have the meaning given it in the Partnership Agreement.

               "Preferred Partner's Annual Preference Amount" shall have the meaning given it in the Partnership Agreement.


      1    Interest.  Notwithstanding any other provision of this Debenture to
           --------
the contrary, interest shall accrue while this Debenture is outstanding, but no interest shall be due and payable to the Holder, except to the extent that the Company has Net Profits and then only to the extent that the Holder would have received and been paid its Preferred Partner's Annual Preference Amount (calculated on the assumption that average daily balance of the Holder's Preferred Partner's Unrecovered Preferred Capital Amount shall equal the outstanding principal balance of this Debenture) had the Holder converted this Debenture immediately prior to the distribution of the Preferred Partners' Preferred amounts to all Partners entitled thereto.

      2    Redemption.
           ----------

           1   The Debentures are subject to redemption on or after December 31,
1997 in full at the election of the Company, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning January 1 of the years indicated:

                                        Redemption
                  Year                    Price
                  ----                -------------

                  1998                 115%
                  1999                 114%
                  2000                 113%
                  2001                 112%

and thereafter at a redemption price equal to 100% of the principal amount, in each case together with accrued interest to the date fixed for redemption.

          2    The Debentures are subject to redemption at any time during the
180 days after a Change in Control of the Company has occurred at a redemption price equal to 100% of the unpaid principal amount hereof, together with accrued interest; provided, that not more than 90 nor less than five days prior to the
          --------
occurrence of such Change in Control, the Company has notified the Holder of the imminence of such Change in Control; provided, further, that no such notice
                                     --------  -------
shall be required if the Holder has a representative on the management committee of the Partnership.

          3    Each Debenture is subject to redemption in whole at the option of the Holder thereof on any Holder Redemption Date at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued interest, if a Redemption Event shall occur or shall have occurred. For purposes hereof a "Redemption Event" shall have occurred if (i) the Company's Common Securities (or other equity securities into which Debentures are then convertible) are listed for trading on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States or (ii) the Company shall convert or be converted into, shall merge or otherwise combine or consolidate with, a corporation and the terms of such transaction provide that no such Partnership Interests shall remain outstanding after such transaction.

          4    Notwithstanding the fact that a Debenture or a portion thereof is called for redemption by the Company, each Holder desiring to exercise the option for redemption set forth in Section 3(c) shall, as a condition to such redemption, on or before the close of business on the fifth day prior to the Holder Redemption Date, surrender the Debenture to be redeemed in whole or in part together with the redemption notice hereon duly executed and otherwise comply with the provisions of Section 3(e). A Holder of a Debenture who has tendered a redemption notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the Holder's non-transferable receipt for such Debenture to the office or agency of the Company designated as the place for the payment of the Debentures to be so redeemed on or before the Holder Redemption Date and (ii) will retain such Holder's right to convert its Debentures into Common Securities of the Company on or before the Holder Redemption Date.

          5    Notices relating to the redemption of Debentures, whether at the option of the Company or the Holder thereof shall specify: the date fixed for redemption or the Holder Redemption Date, as the case may be; the redemption price; the place or places of payment; that payment will be made upon presentation and surrender of the Debentures to be redeemed, that interest accrued to the date fixed for redemption (unless the redemption date is an interest payment date) will be paid as specified in said notice; and that on and after said date interest thereon will cease to accrue. In the case of a redemption by the Company at the option of the Holder of a Debenture, the notices given by the Company informing the Holder of such Holder's entitlement to redeem shall also specify that the Holder electing redemption will be entitled to revoke its election by delivering a written notice of such revocation. In the case of a redemption in part at the option of the Company, the notice shall specify the aggregate principal amount of Debentures to be redeemed and the aggregate principal amount of Debentures outstanding after such partial redemption. In the case of a redemption in whole or in part by the Company, notices shall specify the date the conversion privilege expires in accordance with Section 4(a). Such notices shall also state that the conditions precedent, if any, to such redemption have occurred.

          6    If (i) notice of redemption has been duly given with respect to
Debentures to be redeemed at the option of the Company, or (ii) notice of redemption has been duly given by the Holder of a Debenture to be redeemed, the Debentures so to be redeemed shall become due and payable on the applicable redemption date specified in such notice and upon presentation and surrender of the Debentures at the place or places specified in the notice given by the Company with respect to such redemption, the Debentures shall be paid and redeemed by the Company, at the places and in the manner herein specified and at the redemption price together with accrued interest, if any, to the redemption date and the only right of a Holder of such Debentures shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an interest payment date) to the redemption date as aforesaid. If monies for the redemption of the Debentures are not made available for payment until after the Holder Redemption Date, the Debentures shall not cease to bear interest until such monies have been so made available.

      3   Conversion.
          ----------

          1    A Holder is entitled, at its option, at any time on or after the close of business on January 1, 1998, or in case a Debenture is called for redemption by the Company, or the Holder elects to have such Debenture redeemed by the Company pursuant to Section 3(c), then in respect of such Debenture until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the date that is 5 days (or if such day is a non-business day as described in Section 10 in New York City, then the next business day) preceding the date fixed for redemption, to convert such Debenture into the Reserved Post Recoupment Percentage Interest at a price equal to an outstanding aggregate unpaid principal amount of Debentures held by such Holder by surrender of the Debenture, or in the case of a Debenture submitted for redemption pursuant to Section 3(c), satisfactory evidence of such submission, together with the conversion notice hereon duly executed at the office of the Company. Upon any such conversion, the Company will establish a capital account for the Holder in the amount of the aggregate unpaid principal amount of the Debenture converted by the Holder and including all unpaid and accrued interest, and the amount of the aggregate principal amount of the Debenture converted by the Holder shall thereupon become the Holder's Preferred Partner's Preferred Capital Amount under the Partnership Agreement and the amount of the unpaid and accrued interest on the Debenture converted by the Holder, if any, shall thereupon be included as the Preferred Partner's Aggregate Preference Amount in the determination of the Holder's Preferred Partner's Unrecovered Preferred Capital Amount going forward in the Partnership. Notwithstanding the preceding sentence of this Section 4(a) and the first sentence of Section 4(b), at its sole option upon any such conversion, the Company may establish for the Holder a Preferred Partner's Unrecovered Preferred Capital Amount equal to the outstanding principal balance of this Debenture together with unpaid and accrued interest in lieu of paying interest thereon.

          2    In the case of a conversion of any Debenture after the close of business on any Interest Payment Date, the Holder of such Debenture shall be entitled to receive accrued interest from the immediately preceding Interest Payment Date until the date of conversion within two business days after presentment for conversion.

          3    (i) In case the Company shall make or pay to the Partners any distribution of cash, securities or other assets owned by the Partnership other than (A) pursuant to Section 6.1.1 of the Partnership Agreement or (B) in connection with the total liquidation, dissolution or winding up of the Company, then and in each such case, upon conversion of this Debenture, the Holder shall be entitled to receive, in addition to the Post Recoupment Percentage Interest to be received by the Holder upon conversion of this Debenture, the amount of cash, securities or assets the Holder would have been entitled to received as a partner holding the Post Recoupment Percentage Interest to be received by the Holder upon conversion of this Debenture if the Holder had converted this Debenture immediately prior to each distribution of such cash, assets or securities, together with interest at the rate of 8% per annum on any cash to which such Holder is entitled to receive pursuant to the foregoing from the date of distribution to the date of conversion and any income earned on the assets or securities distributed to which such Holder is entitled from the date of distribution to the date of conversion. At the time of any such distribution, the Company shall either (x) deposit the assets or securities payable to the Holder pursuant hereto in trust for the Holder with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holder, or (y) distribute to the Holder the assets or securities to which they would be entitled upon exercise and upon any such distribution pursuant to the foregoing clause (x) of this Section 4(c)(i) shall not apply to such event. Such election by the Company shall be made by the Company giving written notice thereof to the Holder of this Debenture.

               1   In case the Company shall reclassify its outstanding
Partnership Interests, issue any reclassified Partnership Interests or amend the Partnership Agreement so as to reclassify its outstanding Partnership Interests (including any reclassification in connection with any merger or consolidation in which the Company is the continuing Entity), then the Post Recoupment Percentage Interest to be received by the Holder upon conversion of this Debenture shall be reclassified such that the Holder shall thereafter be entitled to receive the Post Recoupment Percentage Interest that such Holder would have owned or been entitled to receive after the happening of any of the events described above, had such Holder converted this Debenture immediately prior to the happening of any such event.

           4 In case of any consolidation with, or merger of the Company into, any Entity, or in case of any merger of another Entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding securities of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the Entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a written undertaking that the Holder of each Debenture shall have the right during the period such Debenture shall be convertible as specified in
Section 4(a) to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Securities of the Company into which such Debenture might have been converted immediately prior to such con solidation, merger, sale or transfer. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this Section 4(d) shall similarly apply to successive consolidations, mergers, sales or transfers.

      4    Events of Default.  If any of the following events ("Events of
           -----------------
Default") shall occur and be continuing:

               1  the Company shall fail to pay when due the principal or premium, if any, on any of the Debentures whether at maturity or upon redemption or otherwise; or

               2  the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any of the Debentures for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall first have been given to the Company by the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding; provided, that if the Company shall within the
                         --------
            aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that the Company had not failed to duly perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Company had failed to duly perform or observe one or more of such terms, covenants or agreements; or

               3  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of it or ordering the winding-up or liquidation of the affairs of it and such decree or order shall remain unstayed and in effect for a period of 20 consecutive days; or

               4  the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

               5  an event of default, as defined in any indenture or instrument evidencing or under which the Company shall have outstanding at least $5,000,000 in aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such default shall involve the failure to pay the principal of such indebtedness (or any part thereof), when due and payable after the expiration of any applicable grace period with respect thereto, and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and failure to pay shall not have been cured by the Company within 30 days after such failure or such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have first been given to the Company;

            provided, that if such event of default under such indenture or
            --------
            instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the Holders of Debentures;

then the Holder of this Debenture may, at such Holder's option, declare the principal of this Debenture, together with accrued interest, to be due and payable immediately by written notice to the Company, and if any such Event of Default shall continue at the time of receipt of such written notice, the principal of this Debenture and the accrued interest shall become immediately due and payable. Upon payment of such amount of principal and interest, all of the Company's obligations in respect of payment of principal of and interest on this Debenture shall terminate. Interest on overdue principal and interest shall accrue from the date on which such principal and interest were due and payable to the date such principal and interest are paid or duly provided for, at the rate borne by the Debentures (to the extent payment of such interest shall be legally enforceable).

      5    Merger, Consolidation, Sale, Conveyance or Assumption.
           -----------------------------------------------------

           1   The Company will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other Entity, unless (i) either
(A) the Company shall be the surviving Entity in the case of a merger or (B) the surviving, resulting or transferee Entity shall expressly assume the due and punctual payment of all the Debentures, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Debentures by supplemental agreement reasonably satisfactory to the Holder, and (ii) the Company or such successor Entity, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Company under the Debentures.

           2   Upon any merger, consolidation, sale, conveyance or assumption as provided in Section 6(a), the successor or assuming Entity shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Company under the Debentures, with the same effect as if such successor or assuming Entity had been named as the Company therein and herein and the Company shall be released from its liability as obligor under the Debentures; provided, that any successor or assuming Entity shall have the
                --------
right to redeem the Debentures pursuant to Section 3(c) only as a result of circumstances which occur subsequent to such merger, consolidation, sale, conveyance or assumption and as a result of which the Company would have had such right if the Company had remained the obligor on the Debentures.

      6    Agreement of Subordination of Debentures.
           ----------------------------------------

           1   The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debentures by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Debentures and coupons is hereby expressly subordinated, to the extent and in the manner hereinafter set forth in Section 7, in right of payment to the prior payment in full of all Senior Indebtedness of the Company. As used in the Debenture, "Senior Indebtedness of the Company" shall mean the principal of (and premium, if any) and interest on the following whether outstanding at the date hereof or hereafter incurred or created:

               (i) any indebtedness of the Company (excluding the Debentures and indebtedness ranking pari passu with the Debentures, but
                                 ---- -----
            including guarantees given by the Company) for money borrowed, whether or not evidenced by debentures, notes or similar instruments, issued, incurred or assumed by the Company and whether outstanding on the date of this Debenture or thereafter created or incurred; and

               (ii) renewals, extensions, refundings, amendments and
            modifications of any such indebtedness or of the instruments creating or evidencing such indebtedness,

unless by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment or modification, it is provided that such indebtedness or indebtedness as so modified or amended, or such renewals, extensions or refundings, are not superior in right of payment to the Debentures.

          2    (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Company or any marshalling of assets of the Company, then the holders of Senior Indebtedness of the Company shall first be entitled to receive payment in full of the principal of (and premium, if any) and interest, including interest thereon accruing after the commencement of any such proceeding, on all Senior Indebtedness of the Company before the Holders of any Debentures or coupons shall be entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Debentures, and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of the Debentures, other than securities of the Company as reorganized or readjusted or securities of the Company or any other Entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 7 with respect to the Debentures, to the payment of all Senior Indebtedness of the Company; provided, that the rights of
                                                   --------
the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment. For the purposes of this Section 7 no consolidation, merger, conveyance or transfer made pursuant to the provisions of
Section 6, and no termination of the Company which is followed, pursuant to the terms of the Partnership Agreement, by an election of the Partners required thereby not to wind up or terminate the business of the Company, shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Company.

               1   If under the circumstances set forth in paragraph (i) of this
Section 7(b), and notwithstanding the provisions thereof, any payment or distribution of assets of the Company of any kind, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 7 with respect to the Debentures, to the payment of all Senior Indebtedness of the Company; provided, that the rights of
                                                   --------
the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment), shall be received by the Holders of the Debentures before the principal of (and premium, if any) and interest on all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Company ratably, for application to the payment of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Company remaining unpaid until all the principal of (and premium, if any) and interest on Senior Indebtedness of the Company shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

               2   Upon any distribution of assets of the Company referred to in this Section, the Holders of the Debentures shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the Holders of the Debentures shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Holders of Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

          3    (i) Upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of
Section 7(b), shall first be paid in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the principal of (or premium, if any) or interest on the Debentures.

               1   Upon the happening of an event of default with respect to any
Senior Indebtedness of the Company, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company, directly or indirectly, on account of the principal of (or premium, if any) or interest on the Debentures.

          4    In case cash, securities or other property otherwise payable or deliverable to the Holders of the Debentures and coupons shall have been applied, pursuant to Sections 7(b) or 7(c), to the payment of Senior Indebtedness of the Company, then, upon the payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Company, the Holders of the Debentures and coupons shall be subrogated to any rights of any holders of Senior Indebtedness of the Company to receive any further payment or distributions applicable to Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Debentures shall have been paid in full, and such payments or distributions received by the Holders of the Debentures, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness of the Company shall, as between the Company and its creditors other than the holders of Senior Indebtedness of the Company, on the one hand, and the Holders of the Debentures, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness of the Company and not on account of the Debentures.

          5    No present or future holder of any Senior Indebtedness of the
Company shall be prejudiced in any way in the right to enforce the subordination of the Debentures by any act or failure to act on the part of the Company. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Company, on the one hand, and the Holders of the Debentures, on the other hand, against the Company and its assets, and nothing contained in this Section shall impair, as between the Company and the Holder of any Debenture, the obligation of the Company, which is unconditional and absolute, to pay to the Holder thereof the principal thereof (and the premium, if any) and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Holder of any Debenture, upon default hereunder or under such Debenture, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Company under this Section to receive cash, property or securities otherwise payable or deliverable to the Holders of the Debentures.

          6    Nothing contained in this Section or in any of the Debentures shall prevent at any time, except under the conditions described in Sections 7(b) and (c) or during the pendency of any dissolution, winding up, liquidation or reorganization proceedings therein referred to, the Company from making payments at any time of principal of (or premium, if any) on the Debentures. Nothing contained in this Section shall prevent conversion of any of the Debentures.

      7    Replacement, Transfer and Exchange of Debentures.
           ------------------------------------------------

           1   In case any Debenture shall at any time become mutilated,
destroyed, stolen or lost and such Debenture or evidence of the loss, theft or destruction thereof shall be delivered to the Company, a new Debenture of like tenor and date with appropriate interest coupons, if any, will be issued by the Company in exchange for the Debenture so mutilated, or in lieu of the Debenture so destroyed, stolen or lost, but, in the case of a destroyed, stolen or lost Debenture only upon receipt of evidence satisfactory to the Company that such Debenture was destroyed, stolen or lost, and, if required by the Company, upon receipt also of indemnity satisfactory to the Company. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debenture shall be borne by the owner of the Debenture so mutilated, destroyed, stolen or lost.

           2   The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

      8    Modifications and Amendments.
           ----------------------------

           1   Without the consent of any Holders of the Debentures,
modifications of or
amendments to the Debentures may be made for any of the following purposes:

               1  to evidence the succession of another Entity to the Company and the assumption by any such successor of the covenants of the Company in the Debentures; and

               2  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Debenture; provided, that such action pursuant to
                                          --------
            this clause (ii) shall not adversely affect the interests of any Holder of the Debentures.

          2    Modifications and amendments to these Debentures may be made, and future compliance with or past default by the Company under any of the provisions hereof may be waived, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding; provided, that no such modification, amendment or waiver may,
             --------
without the consent of the Holder of each such Debenture affected thereby:

               1  waive a default in the payment of the principal of, premium, if any, or interest on any Debenture;

               2  change the stated maturity of the principal or premium, if any, on, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the coin or currency in which any Debenture or any premium or the interest thereon is payable, or adversely affect the right to redeem (pursuant to Section 3(c)) or convert any Debentures as provided in
            Section 4 or modify the provisions of the Debentures with respect to subordination of the Debentures in a manner adverse to the Holders;

               3  reduce the percentage in principal amount of the outstanding
            Debentures the consent of whose Holders is required for any amendment or modification of the terms and conditions of the Debentures or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Debentures or certain defaults hereunder and thereunder and their consequences) provided for herein; or

               4  modify any of the provisions of this Section 9(b), except to increase any such percentage or to provide that certain other provisions of the Debentures cannot be modified or waived without the consent of the Holder of each outstanding Debenture affected thereby.

It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such act shall approve the substance thereof. Any modifications, amendments or waivers to the terms and conditions of the Debentures made in compliance herewith will be conclusive and binding on all Holders, whether or not they have given such consent and on all future Holders of Debentures. Any instrument given by or on behalf of any Holder in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Debenture.

      9    Non-Business Days.  In any case where the date of maturity of the
           -----------------
principal of, premium, if any, or interest on the Debentures or the date fixed for redemption of any Debenture shall be at any place of payment a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, then payment of principal, premium, if any, or interest need not be made on such date at such place but may be made on the next succeeding day at such place of payment which is not a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

      10   Notices.  All notices sent hereunder shall be in writing.  If sent to
           -------
the Company, such notices shall be addressed to the Company at its address in the Partnership Agreement. If sent to the Holder, such notices shall be addressed to the Holder at its address in the Partnership Agreement or at such other address as the Holder shall advise the Company in writing. Any notice shall be deemed to have been duly given if personally delivered or sent by United States mails or by facsimile confirmed by letter and will be deemed given, unless earlier received: (a) if sent by certified mail, return receipt requested, or by first-class mail, three business days after being deposited in the United States mail, postage prepaid; (b) if sent by United States Express mail, one business day after being deposited in the United States mail, postage prepaid; (c) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent on the same day by first-class mail, postage prepaid; (d) if delivered by hand, on the date of receipt; or (e) if sent by overnight courier, one business day after being deposited with such courier, delivery charges prepaid.

      11   Consent to Jurisdiction.  The Company agrees that any legal suit,
           -----------------------
action or proceeding arising out of or relating to the Debentures may be instituted in a state, city or federal court in the State of California. To the extent permitted by law, the Company irrevocably waives trial by jury and any objection which it may now or hereafter have to the venue of any suit, action or proceeding, arising out of or relating to the Debentures brought in the State of California and to the extent permitted by law hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of California has been brought in an inconvenient forum. If any agent appointed by the Company refuses to accept service, the Company agrees that service upon it by certified mail, return receipt requested, sent to the address specified by the Company in the Partnership Agreement, shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holder to bring proceeding against the Company in the courts of any other jurisdiction.

      12   Governing Law.  The Debentures shall be governed by and construed in
           -------------
accordance with the internal laws of the State of California without giving effect to conflicts of laws principles.

      13   Descriptive Headings.  The descriptive headings appearing in this
           --------------------
Debenture are for convenience of reference only and shall not alter, limit or define the provisions hereof.


      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by a duly authorized officer.


Dated:  January 17, 1997


                                AHN PARTNERS, L.P.
                                By: America's Health Network, L.L.C.
                                       (General Partner)


                                By: /s/ Webster F. Golinkin
                                   _____________________________________________

                                Name: Webster F. Golinkin
                                     ___________________________________________

                                Title: Executive Manager
                                      __________________________________________

                              CONVERSION NOTICE


     The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, into the Post Recoupment Percentage Interest of AHN Partners, L.P. specified in this Debenture in accordance with the terms of this Debenture, and directs that such interests, together with a check in payment for any fractional share ____ accrued interest from the immediately preceding interest payment date be delivered to the undersigned unless a different name has been indicated below. If shares or Debentures are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:
        _______________



        _______________________________________________
                                              Signature

                              REDEMPTION NOTICE


     The undersigned holder of this Debenture hereby requests and instructs the Company to redeem this Debenture in accordance with the terms of Section 3(__) of this Debenture, and directs that a check in payment of the redemption amount be delivered to and any Debentures representing any unredeemed principal amount hereof, be delivered to the undersigned. The undersigned understands that this request can be revoked by delivering written notice to the Company on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Debenture.


Dated:
        _______________



        _______________________________________________
                                              Signature